CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Management and Organization” and “Financial Highlights” in each of the Prospectuses and “Counsel and Independent Registered Public Accounting Firm” and “Financial Statements” in each of the Statements of Additional Information, each dated October 31, 2023, and each included in this Post-Effective Amendment No. 311 on the Registration Statement (Form N-1A, File No. 333-57793) of SPDR® Series Trust (the “Registration Statement”).

We also consent to the incorporation by reference of our reports, dated August 25, 2023, with respect to SPDR Dow Jones REIT ETF, SPDR Global Dow ETF, SPDR Factset Innovative Technology ETF, SPDR Ice Preferred Securities ETF, SPDR MSCI USA StrategicFactors, SPDR NYSE Technology ETF, SPDR Portfolio S&P 1500 Composite Stock Market ETF, SPDR Portfolio S&P 400 Mid Cap ETF, SPDR Portfolio S&P 500® ETF, SPDR Portfolio S&P 500 Growth ETF, SPDR Portfolio S&P 500 High Dividend ETF, SPDR Portfolio S&P 500 Value ETF, SPDR Portfolio S&P 600 Small Cap ETF, SPDR Russell 1000® Low Volatility Focus ETF, SPDR Russell 1000 Momentum Focus ETF, SPDR Russell 1000 Yield Focus ETF, SPDR S&P 1500 Momentum Tilt ETF, SPDR S&P 1500 Value Tilt ETF, SPDR S&P 400 Mid Cap Growth ETF, SPDR S&P 400 Mid Cap Value ETF, SPDR S&P 500 Fossil Fuel Reserves Free ETF, SPDR S&P 600 Small Cap Growth ETF, SPDR S&P 600 Small Cap Value ETF, SPDR S&P Aerospace & Defense ETF, SPDR S&P Bank ETF, SPDR S&P Biotech ETF, SPDR S&P Capital Markets ETF, SPDR S&P Dividend ETF, SPDR S&P Health Care Equipment ETF, SPDR S&P Health Care Services ETF, SPDR S&P Homebuilders ETF, SPDR S&P Insurance ETF, SPDR S&P Internet ETF, SPDR S&P Kensho Clean Power ETF, SPDR S&P Kensho Final Frontiers ETF, SPDR S&P Kensho Future Security ETF, SPDR S&P Kensho Intelligent Structures ETF, SPDR S&P Kensho New Economies Composite ETF, SPDR S&P Kensho Smart Mobility ETF, SPDR S&P Metals & Mining ETF, SPDR S&P Oil & Gas Equipment & Services ETF, SPDR S&P Oil & Gas Exploration & Production ETF, SPDR S&P Pharmaceuticals ETF, SPDR S&P Regional Banking ETF, SPDR S&P Retail ETF, SPDR S&P Semiconductor ETF, SPDR S&P Software & Services ETF, SPDR S&P Telecom ETF, SPDR S&P Transportation ETF, SPDR Bloomberg 1-10 Year Tips ETF, SPDR Bloomberg 1-3 Month T-Bill ETF, SPDR Bloomberg 3-12 Month T-Bill ETF, SPDR Bloomberg Convertible Securities ETF, SPDR Bloomberg Emerging Markets USD Bond ETF, SPDR Bloomberg High Yield Bond ETF, SPDR Bloomberg Investment Grade Floating Rate ETF, SPDR Bloomberg Short Term High Yield Bond ETF, SPDR Marketaxess Investment Grade 400 Corporate Bond ETF, SPDR Nuveen Bloomberg High Yield Municipal Bond ETF, SPDR Nuveen Bloomberg Municipal Bond ETF, SPDR Nuveen Bloomberg Short term Municipal Bond ETF, SPDR Portfolio Aggregate Bond ETF, SPDR Portfolio Corporate Bond ETF, SPDR Portfolio High Yield Bond ETF, SPDR Portfolio Intermediate Term Corporate Bond ETF, SPDR Portfolio Intermediate Term Treasury ETF, SPDR Portfolio Long Term Corporate Bond ETF, SPDR Portfolio Long Term Treasury ETF, SPDR Portfolio Mortgage Backed Bond ETF, SPDR Portfolio Short Term Corporate Bond ETF, SPDR Portfolio Short Term Treasury ETF, SPDR Portfolio Tips ETF, SPDR MSCI USA Climate Paris Aligned ETF, SPDR S&P 500® ESG ETF, SPDR S&P SmallCap 600 ESG ETF, SPDR MSCI USA Gender Diversity ETF, SPDR SSGA US Large Cap Low Volatility Index ETF, SPDR US Small Cap Low Volatility Index ETF (the “Funds”) (seventy-eight of the funds constituting SPDR® Series Trust) included in the Annual Reports to Shareholders (Form N-CSR) for the year ended June 30, 2023, into this Registration Statement filed with the Securities and Exchange Commission.

Boston, Massachusetts

October 26, 2023